EXHIBIT 4.02

                                 VIDEONICS, INC.
                             HOLDER RIGHTS AGREEMENT

         THIS VIDEONICS, INC. HOLDER RIGHTS AGREEMENT (this "Agreement") is entered into as of September 15, 1999 by and among Videonics, Inc., a California corporation (the "Company"), and the Venture Banking Group, a division of Cupertino National Bank ("Holder") pursuant to the LOAN AND SECURITY AGREEMENT dated August 25, 1999 (the "Loan Agreement"). Collectively, the Holder and the Company are referred to herein as the parties and they are the only parties hereto.

1.       Registration Rights.

         1.01 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "1933 Act" means the Securities Act of 1933, as amended.

                  (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  (c) "Common Stock" means the Company's Common Stock.

                  (d) "Form S-3" means such form under the 1933 Act as in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  (e) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of the effectiveness of such registration statement or document by the SEC.

                  (f) The term "Registrable Securities" means: (i) the Common Stock of the Company issued or issuable upon exercise of the Warrant; and (ii) any Common Stock of the Company issued (or issuable upon the exercise of the Warrant) by way of a stock split, stock dividend, recapitalization, merger or other distribution with respect to, or in exchange for, or in replacement of, Common Stock issuable upon the exercise of the Warrant.

                  (g) The number of shares of "Registrable Securities then outstanding" shall be the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable securities which are, Registrable Securities.

                  (h) "Equity securities" shall mean any of the Company's securities.

                  (i) The Term "Warrant" means that certain warrant for 95,000 shares of the Company's common stock being issued to the Holder pursuant to the Loan Agreement.

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         1.02 Form S-3  Registration.  The Company will use its best  commercial efforts to effect a registration on Form S-3 (or any similar successor form) and any related qualification or compliance with respect to all the Registrable Securities owned by the Holder so that such registration will be effective on or before March 15, 2000; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section: (i) if the Company is not qualified as a registrant entitled to use Form S-3 (or the applicable successor form); (ii) if the Company shall furnish to the Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after the date of the certificate; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; or (iii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

         After filing the Form S-3, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

                  (b)  Furnish  to  the  Holder  such  numbers  of  copies  of a
prospectus,   including  a  preliminary  prospectus,   in  conformity  with  the
requirements of the 1933 Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

                  (c) Use its best commercial efforts to register and qualify the securities covered by such registration statement under the securities laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by the selling Holder, to the extent required by such jurisdiction if such Holder does not elect to withdraw from the registration after notice of such requirement.

                  (d) Notify the Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein

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not misleading in light of the  circumstances  then existing.  In such instance,
Company shall use its best efforts to cure any such statement or omission so as to render such statement or omission not misleading.

         1.03 Furnish Information. In connection with any action pursuant to this Section 1, the Holder shall furnish to the Company such information regarding itself, its Registrable Securities, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities. In that connection, the Holder shall be required to represent to the Company that all such information which is given is both complete and accurate in all material respects when made.

         1.04     Expenses of Registration.

                  (a) All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 1.02 shall be borne by the Company. All Selling Expenses shall be borne by the Holder.

                  (b) Definitions: "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 1.02 hereof, including, without limitation, all registration, filing and qualification fees, underwriters' expense allowances, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses. "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities in the registration, all fees and disbursements of any special counsel (other than the Company's regular counsel) for the Holder.

         1.05 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless the Holder, the officers, directors and partners of the Holder, any underwriter (as defined in the 1933 Act) for the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will reimburse the Holder, officer, director or partner, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company's indemnity contained in this Section 1.05(a) shall not apply to

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amounts paid in settlement of any such loss, claim, damage,  liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished in writing and expressly stated for use in connection with such registration by the Holder, or the Holder's officers, directors or partners, underwriter, or controlling person. The Company shall not be required to indemnify any person against any liability arising (i) from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or (ii) out of the failure of any person to deliver a prospectus as required by the 1933 Act. The indemnity provided for in this Section 1.05(a) shall remain in full force and effect regardless of any investigation made by or on behalf of such seller, underwriter, participating person or controlling person and shall survive transfer of such securities by such seller.

                  (b) To the extent permitted by law, the selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter (within the meaning of the 1933 Act) for the Company, any person who controls such underwriter, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly stated in a writing for use in connection with such registration; and the Holder will reimburse any legal or other expenses, as incurred, where same are reasonably incurred by any person intended to be indemnified pursuant to this Section 1.05(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.05(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the liability of the Holder under this
Section 1.05(b) shall be limited to an amount equal to the proceeds from the public offering received by such Holder.

                  (c) Promptly after receipt by an indemnified  party under this
Section 1.05 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.05, notify the indemnifying party in writing of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the
indemnifying   party  if  the  indemnified  party  reasonably   determines  that
representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any

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such  action,  to the extent  prejudicial  to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.05, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.05.

                  (d) In order to provide for just and equitable contribution to joint liability under the 1933 Act in any case in which either (i) any indemnified party makes a claim under this Section 1.05 or any controlling person of such indemnified party makes such a claim but is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.05 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any such person seeking indemnity under the terms of this Section 1.05; then, and in each such case, the Company and such person will contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (after contribution from others) in such proportion so that such person is responsible for the portion represented by the percentage that the public offering price of the Registrable Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such person shall be required to contribute any amount in excess of the amount of the proceeds received by it in such offering; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         1.06 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holder the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration, the Company agrees to:

                  (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                  (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

                  (c) furnish to the Holder, so long as the Holder owns any Registrable Securities, forthwith upon request: (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in order to permit the Holder to avail itself of any rule or regulation of the SEC or any state securities authority which permits the selling of any such securities without registration or pursuant to such form.

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2.       General Provisions.

         2.01 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to effect the intent and purpose of this Agreement.

         2.02 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties hereto shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

         2.03 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

         2.04 Notices. All notices, consents or demands of any kind which any party to this Agreement may be required or may desire to serve on any other party hereto in connection with this Agreement shall be in writing and may be delivered by personal service or overnight delivery, by telex or facsimile transfer addressed to the address on the signature page of this Agreement.
Service of any such notice or demand shall be deemed complete on the date of actual delivery or at the expiration of the fourth (4th) business day after the date sent, whichever is earlier in time. Any party hereto may from time to time by notice in writing served upon the others as aforesaid, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered. Facsimile transmissions shall be followed up by personal or overnight delivery and shall not be effective unless receipt confirmation has been acknowledged.

         2.05 Captions. Captions are provided herein for convenience only and they form no part of this Agreement and are not to serve as a basis for interpretation or construction of this Agreement, nor as evidence of the intention of the parties hereto.

         2.06 Severability. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be so declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

         2.07 Attorneys' Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the

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court  in a final  judgment  or  decree,  shall  pay the  successful  party  all reasonable costs, expenses and attorneys' fees incurred by the successful party (including, without limitation, costs, expenses and fees on any appeal) with respect to such action.

         2.08 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and when executed, separately or together, shall constitute a single original instrument, effective in the same manner as if the parties hereto had executed one and the same instrument.

         2.09 Waiver. Any party hereto may, as to itself, by a writing signed by an authorized representative of such party: (i) extend the time for the performance of any of the obligations of another party; (ii) waive any inaccuracies in representations and warranties made by another party contained in this Agreement or in any documents delivered pursuant hereto; (iii) waive compliance by another party with any of the covenants contained in this Agreement or the performance of any obligations of such other party; or (iv) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

         2.10 Entire Agreement. This Agreement (together with its Exhibits and the other documents referred to herein) is intended by the parties hereto to be the final expression of their agreement and constitutes and embodies the entire agreement and understanding of the parties with regard to the subject matter hereof and is a complete and exclusive statement of the terms and conditions thereof, and shall supersede any and all prior correspondence, conversations, negotiations, agreements or understandings relating to the same subject.

         2.11 Choice of Law. It is the intention of the parties that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

         2.12 Binding on Heirs, Successors and Assigns; Assignment of Specific Rights.

                  (a) This Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

                  (b) The rights held by the Holder under Section 1 of this Agreement shall not be assignable.

         2.13 Survival. The respective representations and warranties given by each of the parties, as contained herein shall survive without regard to any investigation made by any party. All statements as to factual matters contained in any certificates, exhibits or other instruments delivered by or on behalf of any party pursuant to the terms hereto or in connection with the transactions contemplated hereby shall be deemed, for all purposes, to constitute representations

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and warranties by such party under the terms of this  Agreement  given as of the date of such certificate or instrument.

         2.14 Amendment. Any provision of this Agreement may be amended or the observance thereof may be waived upon the written consent of the Company and the Holder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

THE COMPANY:      Videonics, Inc.


                                         By: /s/ Gary Williams
                                             -----------------------------------

                                         Name: Gary Williams
                                               ---------------------------------

                                         Title: V.P. Finance and CFO
                                                --------------------------------

                                         Address: ___________________________

                                                  ___________________________

HOLDER:           Venture Banking Group


                                         By: /s/ Jason Hartmann
                                             -----------------------------------

                                         Name: Jason Hartmann
                                               ---------------------------------

                                         Title: Commercial Loan Officer
                                                --------------------------------

                                         Address:  ___________________________

                                                   ___________________________

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